Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	P. G. Perez
Corporate Secretary
(936) 637-5267

LUFKIN ANNOUNCES BOARD AUTHORIZATION TO
SUSPEND PARTICIPATION IN COMMERCIAL TRAILER MARKETS

Lufkin, Texas (Jan. 14, 2008) Ä Lufkin Industries, Inc. (NASDAQ: LUFK) today announced that effective today, the Board of Directors has authorized the Company to suspend its participation in the commercial trailer markets it serves and to develop a plan to run-out existing inventories, fulfill current contractual obligations and to close all trailer facilities.

Lufkin Industries, Inc. sells and services oil field pumping units, foundry castings, power transmission products and highway trailers throughout the world. The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

This release may contain forward-looking statements, including by way of illustration and not of limitation, statements relating to liquidity, revenues, expenses and margins. The Company strongly encourages readers to note that some or all of the assumptions, upon which such forward-looking statements are based, are beyond the Company’s ability to control or estimate precisely and may in some cases be subject to rapid and material changes.

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